UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

October 24, 2007

---------------------------

(Date of Report)

ELITE PHARMACEUTICALS, INC.

-----------------------------------------------

(Exact name of registrant as specified in its charter)

Delaware	333-45241	22-3542636
------------	-------------	--------------
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

165 Ludlow Avenue, Northvale, New Jersey 07647

---------------------------------------------------------------

(Address of principal executive offices)

(201) 750-2646

---------------------

(Registrant’s telephone number, including area code)

Item 8.01	Other Events

The shares of common stock, par value $0.01 per share (the “Common Stock”), of Elite Pharmaceuticals, Inc. a Delaware corporation (the “Registrant”), which are listed on the American Stock Exchange, shall be eligible for the Direct Registration System effective as of November 1, 2007. On or after November 1, 2007, the Registrant’s common stockholders shall have the option to have physical stock certificates evidencing their share ownership or have such shares listed by book-entry on the Direct Registration System.

Stockholders of the Registrant should contact the Registrant’s transfer agent, Jersey Transfer and Trust Company, if they wish to have the shares listed by book-entry.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Elite Pharmaceuticals, Inc.

Date: October 24, 2007	By:	/s/ Bernard J. Berk
Bernard J. Berk
Chief Executive Officer